  Exhibit 32.1

CERTIFICATION

In connection with the Annual Report on Form 10-K of Cord Blood America, Inc. (the “Company”) for the year ended December 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Stephen Morgan, Interim President and Principal Financial and Accounting Officer certify, pursuant to 18
U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the periods presented in the Report.

Date: March 28, 2017	By:	/s/ Stephen Morgan
	Name:	Stephen Morgan
	Title:	Interim President Principal Financial and Accounting Officer